Exhibit 2

JOINT FILING AGREEMENT

The undersigned hereby agree as follows:

(i) Each of them is individually eligible to use the Schedule 13G to which this Exhibit is attached, and such Schedule 13G is filed on behalf of each of them; and

(ii) Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date: February 16, 2021

Dell Technologies Inc.

By:	/s/ Robert Potts
Name:	Robert Potts
Title:	Senior Vice President and Assistant Secretary

EMC Corporation

By:	/s/ Robert Potts
Name:	Robert Potts
Title:	Senior Vice President and Assistant Secretary

EMC Ireland Holdings

By:	/s/ Robert Savage
Name:	Robert Savage
Title:	Director

Michael S. Dell

By:	/s/ Robert Potts
Name:	Robert Potts
Title:	Attorney-in-Fact